EXHIBIT 23(e)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of ALLTEL Corporation on Form S-3 of our report dated February 13, 1998, on our audits of the financial statements of the New York SMSA Limited Partnership as of and for the years ended December 31, 1997 and 1996, which report is included in 360 Communications Company Annual Report on Form 10-K.




                                             /s/PricewaterhouseCoopers LLP

New York, New York
December 2, 1998

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